                                                                  EXHIBIT (B)(2)

                                                                  CONFORMED COPY



                             Dated 23rd June, 1998



                             SYNDICATION AGREEMENT



                                    between


                                  TI GROUP plc


                       TI INTERNATIONAL HOLDINGS LIMITED


                       ABN AMRO BANK N.V., CITIBANK, N.A.
                              and MIDLAND BANK plc
                       (as Arrangers and Existing Banks)



                                 THE NEW BANKS
                           (as listed in Schedule 1)


                                      and


                            HSBC INVESTMENT BANK plc
                                   (as Agent)



                                 ALLEN & OVERY
                                     London
                                  BK:125984.1
                                     INDEX

Clause                                                               Page No.

1.   Interpretation.........................................................1
2.   Consent and Confirmation...............................................2
3.   Novation...............................................................2
4.   Nature of this Agreement...............................................3
5.   Amendments.............................................................3
6.   Representation and Warranty from the Company...........................4
7.   Governing Law..........................................................4

1.   The New Banks..........................................................5
2.   Part I - Banks and Commitments - Facility A............................6
     Part II - Banks and Commitments - Facility B...........................7
3.   Calculation of the Mandatory Cost......................................8

Signatories................................................................10

THIS AGREEMENT is dated 23rd June, 1998 between:

(1)  TI GROUP plc (the "COMPANY");

(2)  TI INTERNATIONAL HOLDINGS LIMITED ("TIIH");

(3) ABN AMRO BANK N.V., CITIBANK, N.A. and MIDLAND BANK plc as arrangers (in this capacity the "ARRANGERS");

(4) ABN AMRO BANK N.V., CITIBANK, N.A. and MIDLAND BANK plc as the banks party to the Credit Agreement (as defined below) as at today's date (the "EXISTING BANKS");

(5) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as the banks who wish to accede to the Credit Agreement as Banks (the "NEW BANKS"); and

(6)  HSBC INVESTMENT BANK plc as agent (the "AGENT").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  DEFINITIONS

     In this Agreement, unless the contrary intention appears or the context otherwise requires:

     "CREDIT AGREEMENT"

     means the Original Credit Agreement as amended pursuant to Clause 4 (Nature of this Agreement) and Clause 5 (Amendments) of this Agreement.

     "EFFECTIVE DATE"

     means 23rd June, 1998.

     "INFORMATION MEMORANDUM"

     means the information memorandum dated May, 1998 prepared by the Company in connection with the Credit Agreement.

     "ORIGINAL CREDIT AGREEMENT"

     means the Credit Agreement dated 27th April, 1998 between the Company, TIIH, the Arrangers, the Existing Banks and the Agent.

1.2  INCORPORATION OF CREDIT AGREEMENT DEFINITIONS

     Terms defined in the Credit Agreement shall, unless the contrary intention appears or the context otherwise requires, have the same meaning in this Agreement.

1.3 INCORPORATION

    Clauses 1.2 (Construction) and 34 (Counterparts) of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

2.  CONSENT AND CONFIRMATION

    The Company, TIIH, the Arrangers, the Existing Banks and the Agent each consent to the New Banks becoming Banks and confirm that, except as expressly provided by the terms of this Agreement, the Credit Agreement and each of the documents contemplated by the Credit Agreement shall continue in full force and effect.

3.  NOVATION

3.1 NOVATION OF COMMITMENTS AND RELATED RIGHTS AND OBLIGATIONS

    On the Effective Date:

    (a) each New Bank will become a Bank under the Credit Agreement with those Commitments as set out opposite its name in Schedule 2;

    (b) the Commitments of each Existing Bank shall be and be deemed to be reduced down to the level set out opposite its name in Schedule 2 so long as the overall level of the Total Commitments is not reduced; and

    (c) each New Bank will automatically obtain and assume, and undertakes to perform, all of the rights and obligations of a Bank under and in respect of the Credit Agreement and the documents contemplated in the Credit Agreement in respect of the rights and obligations transferred to it under paragraphs (a) and (b) above.

3.2 AMOUNTS DUE ON OR BEFORE THE EFFECTIVE DATE

(a) All amounts (if any) payable to an Existing Bank by the Borrowers on or before the Effective Date (including, without limitation, all interest and fees payable on the Effective Date) in respect of any period ending prior to the Effective Date shall be for the account of the Existing Banks, and none of the New Banks shall have any interest in, or any rights in respect of, any such amounts.

(b) If any Loan falls to be made on the Effective Date:

    (i) the Agent will promptly notify each of the New Banks of that fact (and the amount of its participation in that Loan in accordance with paragraph (ii) below); and

    (ii) each Existing Bank and each New Bank shall participate in that Loan (subject to the terms of the Credit Agreement) as if the novation of the Commitments under Clauses 3.1(a) and (b) (Novation of Commitments and related rights and obligations) of this Agreement had taken effect prior to opening of business on the Business Day before the Effective Date, and the relevant Borrower acknowledges that no Existing Bank will be obliged to participate in any such Loan to any greater extent.

3.3  ADMINISTRATIVE DETAILS

     Each New Bank has delivered to the Agent its initial details for the purposes of Clause 35 (Notices) of the Credit Agreement.

4.   NATURE OF THIS AGREEMENT

     The novation of Commitments and rights and obligations contemplated by this Agreement shall take effect (in accordance with its terms) as a novation so that:

     (a) Schedule 2 is substituted for Schedule 1 to the Credit Agreement on the Effective Date; and

     (b) Clause 28.3 (Procedure for novations) of the Credit Agreement shall apply to the Commitments, rights and obligations transferred, assumed and released under Clause 3.1 (Novation of Commitments and related rights and obligations) of this Agreement and to the associated rights and obligations under the Credit Agreement and the documents contemplated in the Credit Agreement, as if this Agreement were a Novation Certificate.

5.   AMENDMENTS

     On and from the Effective Date the Credit Agreement will be amended as follows:

(a) In Clause 1.1 (Definitions) of the Credit Agreement, the definition of "MLA Cost" shall be deleted and replaced with a new definition as follows:

     "MANDATORY COST RATE"

     means the cost imputed to the Banks of compliance with the Mandatory Cost Rate requirements of the Bank of England and the Financial Services Authority during the term of a Loan denominated in Sterling, determined in accordance with Schedule 3".

(b) Each reference to "MLA Cost" in the Credit Agreement shall be deleted and replaced with a reference to "Mandatory Cost Rate."

(c) Schedule 3 (Calculation of the MLA Cost) of the Credit Agreement, shall be amended by deleting its contents and replacing them with the contents of
     Schedule 3.

(d)  Clause 33.4 shall be deleted and replaced with the following:

     "33.4  BUSINESS DAYS

     In relation to a payment or rate fixing in or other matters relating to euros, any reference to a Business Day shall be construed as a reference to a day on which the Trans-European Automated Real-time Gross settlement Express Transfer system (TARGET) is operating".

6.  REPRESENTATION AND WARRANTY FROM THE COMPANY

    The Company represents and warrants for the benefit of each other party to this Agreement in respect of the Information Memorandum that :

    (a) the material factual information relating to the Group contained in the Information Memorandum was true and accurate in all material respects as at its date;

    (b) to the best of its knowledge the opinions, projections and forecasts contained in it and the assumptions on which they are based were arrived at after due and careful consideration and genuinely represented its views; and

    (c) to the best of its knowledge there are no material facts or circumstances which have not been disclosed to the parties to this Agreement by the Information Memorandum or otherwise prior to the date of this Agreement and which would make any of the information, opinions, projections, forecasts or assumptions contained in it untrue, incomplete, inaccurate or misleading in any material respect.

7.  GOVERNING LAW

    This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                 THE NEW BANKS



BANQUE NATIONALE DE PARIS, LONDON BRANCH
BARCLAYS BANK PLC
THE BANK OF TOKYO-MITSUBISHI, LTD.
DEUTSCHE BANK AG LONDON
MELLON BANK N.A.
ROYAL BANK OF CANADA
WESTDEUTSCHE LANDESBANK GIROZENTRALE, LONDON BRANCH
BANCA DI ROMA - LONDON BRANCH
BANCA NAZIONALE DEL LAVORO S.P.A., LONDON BRANCH
BAYERISCHE LANDESBANK GIROZENTRALE, LONDON BRANCH
DEN DANSKE BANK AKTIESELSKAB
THE FIRST NATIONAL BANK OF CHICAGO
SVENSKA HANDELSBANKEN AB (PUBL)
BANCA COMMERCIALE ITALIANA S.P.A., LONDON BRANCH
BANCO BILBAO VIZCAYA
BANKBOSTON, N.A.
BANK BRUSSELS LAMBERT
THE DAI-ICHI KANGYO BANK, LIMITED
ISTITUTO BANCARIO SAN PAOLO DI TORINO S.P.A.
MERITA BANK PLC
NATIONAL AUSTRALIA BANK LIMITED (ACN 004 044 937)
NORDDEUTSCHE LANDESBANK GIROZENTRALE

                                   SCHEDULE 2

                                     PART I
                       BANKS AND COMMITMENTS - FACILITY A



BANKS                                                            Facility A Commitments
                                                                        (Pounds)

ABN AMRO Bank N.V.                                                       20,166,666.67
Citibank, N.A.                                                           20,166,666.66
Midland Bank plc                                                         20,166,666.67

Banque Nationale de Paris, London Branch                                 16,000,000.00
Barclays Bank PLC                                                        16,000,000.00
The Bank of Tokyo-Mitsubishi, Ltd.                                       16,000,000.00
Deutsche Bank AG London                                                  16,000,000.00
Mellon Bank N.A.                                                         16,000,000.00
Royal Bank of Canada                                                     16,000,000.00
Westdeutsche Landesbank Girozentrale, London Branch                      16,000,000.00

Banca di Roma - London Branch                                            12,500,000.00
Banca Nazionale del Lavoro S.p.A., London Branch                         12,500,000.00
Bayerische Landesbank Girozentrale, London Branch                        12,500,000.00
Den Danske Bank Aktieselskab                                             12,500,000.00
The First National Bank of Chicago                                       12,500,000.00
Svenska Handelsbanken AB (publ)                                          12,500,000.00

Banca Commerciale Italiana S.p.A., London Branch                          7,500,000.00
Banco Bilbao Vizcaya                                                      7,500,000.00
BankBoston, N.A.                                                          7,500,000.00
Bank Brussels Lambert                                                     7,500,000.00
The Dai-Ichi Kangyo Bank, Limited                                         7,500,000.00
Istituto Bancario San Paolo di Torino S.p.A.                              7,500,000.00
Merita Bank Plc                                                           7,500,000.00
National Australia Bank Limited (ACN  004 044 937)                        7,500,000.00
Norddeutsche Landesbank Girozentrale                                      7,500,000.00
                                                                        --------------
TOTAL                                                           (Pounds)315,000,000.00
                                                                        --------------

                                    PART II
                       BANKS AND COMMITMENTS - FACILITY B



BANKS                                                          Facility B Commitments
                                                                      (Pounds)

ABN AMRO Bank N.V.                                                      20,166,666.66
Citibank, N.A.                                                          20,166,666.67
Midland Bank plc                                                        20,166,666.67

Barclays Bank PLC                                                       16,000,000.00
Banque Nationale de Paris, London Branch                                16,000,000.00
The Bank of Tokyo-Mitsubishi, Ltd.                                      16,000,000.00
Deutsche Bank AG London                                                 16,000,000.00
Mellon Bank N.A.                                                        16,000,000.00
Royal Bank of Canada                                                    16,000,000.00
Westdeutsche Landesbank Girozentrale, London Branch                     16,000,000.00

Banca di Roma - London Branch                                           12,500,000.00
Banca Nazionale del Lavoro S.p.A., London Branch                        12,500,000.00
Bayerische Landesbank Girozentrale, London Branch                       12,500,000.00
Den Danske Bank Aktieselskab                                            12,500,000.00
The First National Bank of Chicago                                      12,500,000.00
Svenska Handelsbanken AB (publ)                                         12,500,000.00

Banco Bilbao Vizcaya                                                     7,500,000.00
BankBoston, N.A.                                                         7,500,000.00
Bank Brussels Lambert                                                    7,500,000.00
Banca Commerciale Italiana S.p.A., London Branch                         7,500,000.00
The Dai-Ichi Kangyo Bank, Limited                                        7,500,000.00
Istituto Bancario San Paolo di Torino S.p.A.                             7,500,000.00
Merita Bank Plc                                                          7,500,000.00
National Australia Bank Limited (ACN 004 044 937)                        7,500,000.00
Norddeutsche Landesbank Girozentrale, London Branch                      7,500,000.00
                                                                       --------------

TOTAL                                                          (Pounds)315,000,000.00
                                                                       --------------

                                   SCHEDULE 3

                       CALCULATION OF THE MANDATORY COST


(a) The Mandatory Cost for a Loan denominated in Sterling for each of its Interest Periods is the rate determined by the Agent to be equal to the arithmetic mean rounded upward, if necessary, to four decimal places of the respective rates notified by each of the Reference Banks to the Agent and calculated in accordance with the following formulae:

     BY + S(Y-Z) + F x 0.01 % per annum = Mandatory Cost
     ----------------------
        100-(B + S)

     where on the day of application of the formula:

     B is the percentage of the Reference Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Reference Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     Y is the rate at which Sterling deposits are offered by the Reference Bank to leading banks in the London interbank market at or about 11.00 a.m. on that day for the relevant period;

     S is the percentage of the Reference Bank's eligible liabilities which the Bank of England requires the Reference Bank to place as a special deposit;

     Z is the interest rate per annum allowed by the Bank of England on special deposits; and

     F is the charge payable by the Reference Bank to the Financial Services Authority under the Fees Regulations expressed in pounds per (Pounds)1 million of the fee base of the Reference Bank.

     A negative result obtained from subtracting Z from Y shall be counted as zero.

(b)  For the purposes of this Schedule 3:

     (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England;

     (ii)  "FEE BASE" has the meaning given to it in the Fees Regulations;

     (iii) "FEES REGULATIONS" means any regulations governing the payment of fees for banking supervision.

     (ii)  "RELEVANT PERIOD" in relation to each Interest Period, means:

           (A)  if it is three months or less, that Interest Period; or

           (B)  if it is more than three months, three months.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d) If a Reference Bank does not supply a rate to the Agent, the applicable Mandatory Cost will be determined on the basis of the rate(s) supplied by the remaining Reference Banks.

(e) (i) The formula is applied on the first day of each relevant period comprised in the relevant Interest Period.

     (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(f) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Banks) shall notify the Company of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

                                  SIGNATORIES

COMPANY

TI GROUP plc

By:  N. MOORE



TIIH

TI INTERNATIONAL HOLDINGS LIMITED

By:  N. MOORE



ARRANGERS AND EXISTING BANKS

ABN AMRO BANK N.V.

By:  M. CURRAN      A.R.HILL


CITIBANK, N.A.

By:  JOHN H.W. STEEDMAN


MIDLAND BANK plc

By:  NIGEL BATLEY



NEW BANKS

BANQUE NATIONALE DE PARIS, LONDON BRANCH

By:  ALASDAIR MACLEOD

BARCLAYS BANK PLC

By:  IAN MOSELEY

THE BANK OF TOKYO-MITSUBISHI, LTD.

By:  CHARLES GRIFFITHS

DEUTSCHE BANK AG LONDON

By:  BRIAN STEVENSON            RICHARD SEDLACEK

MELLON BANK N.A.

By:  KEITH R.C. BRACKLEY

ROYAL BANK OF CANADA

By:  S.R. DOUGLAS

WESTDEUTSCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

By:  C.B. GREAVES

BANCA DI ROMA - LONDON BRANCH

By:  R. PANDOLFINO              J. CONNOLLY

BANCA NAZIONALE DEL LAVORO S.P.A., LONDON BRANCH

By:  PAUL MITCHELL              COLIN HALL

BAYERISCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

By:  C.A. FLETCHER              KEVIN BUCK

DEN DANSKE BANK AKTIESELSKAB

By:  DAVID STENT
     (Power of attorney)

THE FIRST NATIONAL BANK OF CHICAGO

By:  J.P.B. BENNETT

SVENSKA HANDELSBANKEN AB (PUBL)

By:  MARK EMMETT                ANDREW COLIN DAY

BANCA COMMERCIALE ITALIANA S.P.A., LONDON BRANCH

By:  CHRISTOPHER PIPER

BANCO BILBAO VIZCAYA

By:  DAVID STENT
     (Power of attorney)

BANKBOSTON,  N.A.

By:  DALMARIS G. ALBARRAN

BANK BRUSSELS LAMBERT

By:  J.R. BAILEY

THE DAI-ICHI KANGYO BANK, LIMITED

By:  C.S. WILLIAMS

ISTITUTO BANCARIO SAN PAOLO DI TORINO S.P.A.

By:  C.C.E. STAMFORD        RENATO CARDUCCI

MERITA BANK PLC

By:  RITCHIE ROBERTSON      JOE DUANE

NATIONAL AUSTRALIA BANK LIMITED (ACN 004 044 937)

By:  RICHARD G. WOODHOUSE

NORDDEUTSCHE LANDESBANK GIROZENTRALE

By:  JEANETTE McCAULEY

AGENT

HSBC INVESTMENT BANK plc

By:  DAVID STENT



BK:125984.1
B1:138442.1